Earnings per share computations (unaudited)
(In 000's except share data)
                                              Three Months ended
                                                 March 31, 1998
                                         Income     Shares     Per share
                                      (Numerator)(Denominator)  Amounts
Basic EPS
Loss applicable to common shares        $(1,115)     32,042      $(0.03)
                                                                 =======

Effect of Dilutive Securities (a)
Stock options                                                     --
Warrants                                               --
Convertible preferred stock dividends                  --
                                         -------    -------

Dilutive EPS
Loss applicable to Common Shares
   with assumed conversions             $(1,115)     32,042      $(0.03)
                                        ========     ======      =======


                                               Nine Months ended
                                                 March 31, 1998
                                    Income (Loss)    Shares     Per share
                                     (Numerator)  (Denominator)  Amounts
Loss before extraordinary item        $(16,261)
Less: Preferred stock dividends
      including premium on repurchase   19,710

Basic EPS
Loss before extraordinary item        $(35,971)       31,956      $(1.12)
Extraordinary loss                                   (42,033)      (1.32)
                                                      ------       -----

Loss applicable to common shares                    $(78,004)
         $(2.44)

Effect of Dilutive Securities (a)
Stock options                                                         --
Warrants                                                 --
Convertible preferred stock dividends                    --
                                        -------       -------

Dilutive EPS
Loss applicable to common shares
   with assumed conversions           $(78,004)       31,956      $(2.44)
                                      =========       ======      =======
cont.
                                                    Restated
                                               Three Months ended
                                                  March 31, 1997
                                        Income       Shares     Per share
                                      (Numerator) (Denominator)  Amounts
Basic EPS
Loss applicable to common shares       $(2,420)       31,837      $(0.08)
                                                                  =======

Effect of Dilutive Securities (a)
Stock options                                                         --
Warrants                                                 --
Convertible preferred stock dividends                    --
                                        ------      -------

Dilutive EPS
Loss applicable to common shares
   with assumed conversions            $(2,420)       31,837      $(0.08)
                                       ========       ======      =======


                                                Restated
                                              Nine Months ended
                                                March 31, 1997
                                    Income (Loss)    Shares     Per share
                                    (Numerator)   (Denominator)  Amounts
Basic EPS
Loss applicable to common shares       $(3,630)       31,814      $(0.11)
                                                                  =======

Effect of Dilutive Securities (a)
Stock options                                                         --
Warrants                                                 --
Convertible preferred stock dividends                    --
                                       -------       ------

Dilutive EPS
Net loss applicable to common shares
   with assumed conversions            $(3,630)       31,814      $(0.11)
                                       ========       ======      =======
cont.

 (a) The following securities were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented:

                         For the three months ended   For the nine months ended
                                 March 31,                    March 31,
                               1998      1997              1998        1997
                               ----      ----              ----        ----
                                                (in 000s)
   Stock options              4,387      3,605             4,387       3,635
   Warrants                   2,250      2,000             2,250       2,000
                              -----      -----             -----       -----
                              6,637      5,605             6,637       5,635
                              =====      =====             =====       =====
   Adjusted for application
    of the treasury stock
    method                    2,446      1,146             1,985       2,037
                              =====      =====             =====       =====

Under the treasury stock method, the assumed net proceeds from the exercise of the weighted average number of common stock equivalents outstanding during the period are assumed to be used to repurchase common stock at its average market price during the period. Such repurchase of common stock reduces the dilutive effect of the common stock equivalents.